Exhibit 99.1
Earthstone Energy, Inc. Provides Financial Update
Debt Reduced by 23% in 3rd Quarter; Borrowing Base Redetermination Completed

The Woodlands, Texas, October 1, 2020 - Earthstone Energy, Inc. (NYSE: ESTE) (“Earthstone” or the “Company”) today provided a financial update which highlighted debt reduction achieved in the third quarter of 2020, the successful early completion of the Company’s regularly scheduled borrowing base redetermination under its senior secured revolving credit facility (“Credit Facility”), and a related amendment to its Credit Facility.

As of September 30, 2020, the Company estimates that its outstanding debt balance was $130.0 million, which represents a 23% decrease from the $168.6 million of debt outstanding as of June 30, 2020. The Company also completed a redetermination of the borrowing base under its Credit Facility (the “Redetermination”), which resulted in a 13% reduction of the borrowing base from $275 million to $240 million. In conjunction with the Redetermination, the Credit Facility was amended (the “Amendment”). Amongst other things, the Amendment provided for increased flexibility to finance and make acquisitions, a minor increase in the interest rate on outstanding borrowings, limitations on amounts of cash held, and tightened restrictions around paying dividends or making distributions.

Robert J. Anderson, President and Chief Executive Officer of Earthstone, commented, “The $38.6 million reduction in our outstanding debt balances on a quarter over quarter basis is reflective of what we expected as we continued to deliver significant free cash flow(1) during the third quarter. We continue to target a leverage ratio at or below 1x Net Debt to Adjusted EBITDAX at year-end 2020, driven by our well hedged production profile, success in achieving reduced costs and limited capital expenditures. We appreciate our lending group’s continued support in helping us achieve our goals.”

(1) As used in this news release, “free cash flow”, a non-GAAP measure, means Adjusted EBITDAX (a non-GAAP measure), less interest expense, less accrual-based capital expenditures. As used in this news release “Adjusted EBITDAX”, a non-GAAP measure means net income plus, when applicable, accretion of asset retirement obligations; impairment expense; depletion, depreciation and amortization; interest expense, net; transaction costs; loss (gain) on sale of oil and gas properties; unrealized (gain) loss on derivatives; stock-based compensation; and income tax expense.

About Earthstone Energy, Inc.

Earthstone Energy, Inc. is a growth-oriented, independent energy company engaged in development and operation of oil and natural gas properties. The Company’s primary assets are in the Midland Basin of west Texas and the Eagle Ford Trend of south Texas. Earthstone is traded on NYSE under the symbol “ESTE.” For more information, visit the Company’s website at www.earthstoneenergy.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “forecast,” “guidance,” “target,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. Forward-looking statements are based on current expectations and assumptions and analyses made by Earthstone and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in Earthstone’s annual report on Form 10-K for the year ended December 31, 2019, quarterly reports on Form 10-Q, recent current reports on Form 8-K, and other Securities and Exchange Commission (“SEC”) filings. Earthstone undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.

Contact

Mark Lumpkin, Jr.
Executive Vice President - Chief Financial Officer
Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, TX 77380
281-298-4246
mark.lumpkin@earthstoneenergy.com

Scott Thelander
Vice President of Finance
Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, TX 77380
281-298-4246
scott@earthstoneenergy.com